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                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITOR



    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 14, 1997, in Amendment No. 1 to the Registration Statement (Form S-1 Registration No. 333-21685) and related Prospectus of AFG Investment Trust D filed April 11, 1997 for the registration of 3,142,083 rights to acquire Class B Subordinated Interests and 3,142,083 Class B Subordinated Interests.


                                          ERNST & YOUNG LLP

Boston, Massachusetts


April 11, 1997